Exhibit 10.1

Execution Version

AMENDMENT NO. 3
TO
RECEIVABLES PURCHASE AGREEMENT

THIS AMENDMENT NO. 3 TO RECEIVABLES PURCHASE AGREEMENT (this “Amendment”) is dated as of June 2, 2017, but effective as of June 1, 2017 (the “Amendment Effective Date”), by and among:

(a)                                 KapStone Receivables, LLC, a Delaware limited liability company (the “Seller”),

(b)                                 KapStone Paper and Packaging Corporation, a Delaware corporation (“KapStone Paper”), as initial Servicer (the “Servicer”),

(c)                                  Wells Fargo Bank, N.A. (“Wells” or a “Purchaser”),

(d)                                 PNC Bank, National Association (“PNC” or a “Purchaser”),

(e)                                  Sumitomo Mitsui Banking Corporation (“SMBC” or a “Purchaser”), New York Branch,

(f)                                   Coöperatieve Rabobank, U.A. (“Rabobank” or a “Purchaser”), New York Branch, and

(g)                                  Wells Fargo Bank, N.A., in its capacity as administrative agent for the Purchasers (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent”).

Capitalized terms used, but not defined, herein shall have the meanings given to such terms in the Purchase Agreement defined below.

W I T N E S S E T H:

WHEREAS, the Seller, the Servicer, the Purchasers and the Administrative Agent have entered into that certain Receivables Purchase Agreement dated as of September 26, 2014 (as amended, modified or restated from time to time, the “Purchase Agreement”); and

WHEREAS, the parties hereto desire to amend the Purchase Agreement as hereinafter provided;

NOW, THEREFORE, in consideration of the premises and the other mutual covenants contained herein, the parties hereto agree as follows:

SECTION 1.                            Amendments to the Purchase Agreement.   Effective as of the Amendment Effective Date, the Purchase Agreement is hereby amended as follows:

(a)                                 Schedule A to the Purchase Agreement is hereby amended and restated in its entirety to read as follows:

SCHEDULE A
COMMITMENTS

PURCHASER	COMMITMENT
Wells Fargo Bank, N.A.	$130,000,000
PNC Bank, National Association	$75,000,000
Sumitomo Mitsui Banking Corporation	$60,000,000
Coöperatieve Rabobank, U.A.	$60,000,000
AGGREGATE COMMITMENT	$325,000,000

(b)                                 Exhibit I to the Purchase Agreement is hereby amended to add the following defined terms in their appropriate alphabetical order:

“Applicable Non-Rated Obligor Percentage” means, on any date of determination, the Top 4 Non-Rated Obligor Percentage as of such date.

“Default Horizon Adjuster” means, as of any Cut-Off Date, the ratio (expressed as a decimal) computed by dividing (i) the aggregate Outstanding Balance of Receivables that have not remained outstanding in whole or in part past their original due date, by (ii) the aggregate sales generated by the Originators during the month ending on such Cut-Off Date.

“Excess Top 4 Non-Rated Obligor Exposure” means, as of any Cut-Off Date, the amount  by which the Outstanding Balance of Receivables owing from the four (4) Non-Rated Obligors with the highest aggregate Outstanding Balances, exceeds (i) for any such Non-Rated Obligor individually, the amount equal to 5% of the aggregate Outstanding Balance of all Receivables or (ii) without duplication of amounts excluded under clause (i), for all such Non-Rated Obligors collectively, the aggregate amount equal to 16% of the aggregate Outstanding Balance of all Receivables.

“Three-Month Rolling Average Default Horizon Adjuster” means, as of any Cut-Off Date, the average of the Default Horizon Adjusters for such Cut-Off Date and the two Cut-Off Dates immediately preceding such Cut-Off Date.

“Top 4 Non-Rated Obligor Percentage” means the lesser of (i) 16.0% and (ii) the aggregate Outstanding Balance of the Receivables owing from the four (4) Non-Rated Obligors with the highest aggregate Outstanding Balances, expressed as a percentage of the aggregate Outstanding Balance of all Receivables (which percentage of the Outstanding Balance of the Receivables for any individual Non-Rated Obligor shall not exceed 5.0% for purposes of this definition).

(c)                                  Clause (b) of the definition of “Eligible Receivable” set forth in Exhibit I to the Purchase Agreement is hereby amended and restated in its entirety to read as follows:

(b)                                 which is not (i) a Defaulted Receivable, or (ii) owing from an Obligor as to which more than 50% of the aggregate Outstanding Balance of all Receivables owing from such Obligor are Defaulted Receivables;

(d)                                 In Exhibit I to the Purchase Agreement of the defined terms listed below are hereby amended and restated in their entirety to read as follows:

“Default Horizon Ratio” means, as of any Cut-Off Date, the ratio (expressed as a decimal) computed by dividing:

(i)                                     the sum of (a) the aggregate sales generated by the Originators during the last four (4) months ending on such Cut-Off Date, plus (b) the product of (1) the aggregate sales generated by the Originators during the Calculation Period five (5) months prior to the month ending on such Cut-Off Date multiplied by (2) the Three-Month Rolling Average Default Horizon Adjuster minus 1, plus (c) the product of (1) the aggregate sales generated by the Originators during the Calculation Period six (6) months prior to the month ending on such Cut-Off Date multiplied by (2) the Three-Month Rolling Average Default Horizon Adjuster minus 2, plus (d) the product of (1) the aggregate sales generated by the Originators during the Calculation Period seven (7) months prior to the month ending on such Cut-Off Date multiplied by (2) the Three-Month Rolling Average Default Horizon Adjuster minus 3, by

(ii)                                  the Net Pool Balance as of such Cut-Off Date;

provided, however, that in the event the amount determined pursuant to the foregoing clause (b)(2), (c)(2)  or (d)(2) is less than zero (0), such amount shall be deemed to be zero (0) and in the event the amount determined pursuant to the foregoing clause (b)(2), (c)(2) or (d)(2) is more than one (1), such amount shall be deemed to be one (1).

“Default Ratio” means, as of any Cut-Off Date, the ratio (expressed as a percentage) computed by dividing (a) the total amount of Receivables which became Defaulted Receivables during the month that includes such Cut-Off

Date, by (b) the aggregate sales generated by the Originators during the month occurring four (4) months prior to the month ending on such Cut-Off Date.

“Defaulted Receivable” means a Receivable:  (a) as to which the Obligor thereof has suffered an event of bankruptcy; (b) which, consistent with the Originators’ credit and collection policies, should be written off as uncollectible; or (c) as to which any payment, or part thereof, remains unpaid for ninety-one (91) days or more from the original due date.

“Facility Termination Date” means the earlier of (i) June 1, 2018, and (ii) the Amortization Date.

“Fee Letter” means that certain Fee Letter dated as of June 2, 2017 by and among Seller, the Administrative Agent, the Purchasers and SMBC Nikko Securities America, Inc., as agent for SMBC, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Net Pool Balance” means, at any time, the aggregate Outstanding Balance of all Eligible Receivables at such time minus (i) the aggregate amount by which the Outstanding Balance of all Eligible Receivables of each Obligor and its Affiliates exceeds the Concentration Limit or Special Concentration Limit for such Obligor, (ii) the aggregate amount by which the  aggregate Outstanding Balance of all Extended Term Receivables included as Eligible Receivables exceeds ten percent (10.00%) of the aggregate Outstanding Balance of all Eligible Receivables, (iv) the aggregate amount by which the  aggregate Outstanding Balance of all Canadian Receivables included as Eligible Receivables exceeds ten percent (10.00%) of the aggregate Outstanding Balance of all Eligible Receivables, (v) the aggregate amount by which the Outstanding Balance of all Eligible Receivables of all Other Foreign Obligors in a particular country exceeds two and one-half percent (2.50%) of the aggregate Outstanding Balance of all Eligible Receivables, (vi) the aggregate amount by which the  aggregate Outstanding Balance of all Other Foreign Receivables included as Eligible Receivables exceeds six and one-half percent (6.50%) of the aggregate Outstanding Balance of all Eligible Receivables, (vii) the Reserve for Cash Discounts, (viii) the Reserve for  Customer Rebates, and (ix) Excess Top 4 Non-Rated Obligor Exposure.

“Required Reserve Factor Floor” means, for any Fiscal Month, the sum of (a) the greater of (i) 15.0% and (ii) the Applicable Non-Rated Obligor Percentage, plus (b) the product of the Adjusted Dilution Ratio and the Dilution Horizon Ratio, in each of the foregoing cases, as of the immediately preceding Cut-Off Date.

SECTION 2.                            Effect of Amendments.  Except as specifically amended hereby, the Purchase Agreement and all exhibits and schedules attached thereto shall remain in full force and effect.  This Amendment shall not constitute a novation of the Purchase Agreement, but shall constitute an amendment to the Purchase Agreement and the exhibits attached thereto to the extent set forth herein.

SECTION 3.                            Re-Balancing Outstandings.  Effective as of the Amendment Effective Date, each of SMBC and Rabobank severally agrees to purchase, and each of Wells and PNC severally agrees to sell, participations in Wells’ and PNC’s outstanding investment in the Receivable Interests (and accrued and unpaid fees and Yield then owing thereon) such that after giving effect thereto, each of the Purchasers will have Capital outstanding that is equal to its Percentage of the Aggregate Capital.

SECTION 4.                            Binding Effect.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns.

SECTION 5.                            Effectiveness. This Amendment shall become effective on the Amendment Effective Date subject to the prior or contemporaneous satisfaction of each of the following conditions precedent:

1.                                      The Administrative Agent shall have received (a) executed counterparts of this Amendment, duly executed by the parties hereto, (b) counterparts of a Fee Letter of even date herewith, duly executed by each of the parties hereto, and (c) counterparts of an Administrative Agent’s Fee Letter, duly executed by Seller and the Administrative Agent, and payment of the fee specified therein.

2.                                      Each of the Purchasers (or its agent identified in the Fee Letter) shall have received payment of its structuring fee in immediately available funds.

3.                                      Each of the representations and warranties contained in Article III of the Purchase Agreement shall be true and correct in all material respects, it being understood that the foregoing materiality qualifier shall not apply to any representation that itself contains a materiality threshold.

SECTION 6.                            Governing Law.  This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York without regard to conflict of laws principles (other than section 5-1401 of the New York General Obligations law).

SECTION 7.                            Execution in Counterparts; Severability.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page by facsimile shall be effective as delivery of a manually executed counterpart of this Amendment.  In case any provision in or obligation under this Amendment shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

<Signature pages follow>

IN WITNESS WHEREOF, the parties have hereunder set their hands as of the date first above written.

KAPSTONE RECEIVABLES, LLC, AS SELLER

By:	/s/ Andrea K. Tarbox
Name:	Andrea K. Tarbox
Title:	Treasurer

KAPSTONE PAPER AND PACKAGING CORPORATION, AS THE SERVICER

By:	/s/ Andrea K. Tarbox
Name:	Andrea K. Tarbox
Title:	Chief Financial Officer

WELLS FARGO BANK, N.A.,
AS ADMINISTRATIVE AGENT AND A PURCHASER

By:	/s/ Michael J. Landry
Name:	Michael J. Landry
Title:	Vice President

PNC BANK, NATIONAL ASSOCIATION,
AS A PURCHASER

By:	/s/ Michael Brown
Name:	Michael Brown
Title:	Senior Vice President

SUMITOMO MITSUI BANKING CORPORATION, NEW YORK BRANCH,
AS A PURCHASER

By:	/s/ Katsuyuki Kubo
Name:	Katsuyuki Kubo
Title:	Managing Director

COÖPERATIEVE RABOBANK, U.A., NEW YORK BRANCH, AS A PURCHASER

By:	/s/ Christopher Lew
Name:	Christopher Lew
Title:	Executive Director

By:	/s/ David Braakenburg
Name:	David Braakenburg
Title:	Vice President